Exhibit 10.6

Analytica Bio-Energy Corp.

1896 Stoneybrook Court

Mississauga, Ontario L5L 3W2

Gentlemen:

Please be advised that I am resigning as a member of the Board of Directors of Analytica Bio-Energy Corp. a Delaware Corporation effective as of this date written.

January 15, 2015

    - S –

John Campana